Exhibit 99.1


                                    Unocal
                                    2141 Rosecrans Avenue, Suite 4000
                                    El Segundo, California 90245

                                    [UNOCAL 76 LOGO]

                                    NEWS RELEASE

                                    Contact:     Barry Lane (News Media)
                                                 310-726-7731
                                                 Robert Wright (Investors)
                                                 310-726-7665

      Unocal provides update on earnings, production, operating activities
      --------------------------------------------------------------------
       El Segundo, Calif., June 30, 2005 - Unocal Corporation (NYSE: UCL) today provided an earnings and production outlook as well as an update on certain operational activities.

Earnings outlook
----------------
       The company said it expects second quarter 2005 adjusted after-tax earnings (excluding special items described below) of $1.65 to $1.70 per share. This compares with the Thomson/First Call mean of analyst estimates (published June 27, 2005) of $1.36 per share. Unocal's second quarter forecast assumes average NYMEX benchmark prices of $52.25 per barrel of crude oil and $6.88 per million British thermal units (mmBtu) for North America natural gas for the period.

       Second quarter special items are expected to include a $12 million after-tax gain from the sale of Unocal's 76 Seadrift LLC subsidiary and may include other special items that have not yet been determined.

       The second quarter adjusted after-tax earnings forecast exclude special items. Because of the inherent uncertainty related to determining whether or when these items will occur and quantifying their dollar impact, Unocal does not believe it is able to provide a meaningful forecast of second-quarter net earnings, and, therefore, is unable to provide a quantitative reconciliation to any forecasted GAAP net earnings.

       Unocal expects to announce second quarter 2005 earnings on Aug. 1, 2005.

Production outlook
------------------
       Unocal said its 2Q 2005 net production is expected to average approximately 455,000 barrels-of-oil equivalent (BOE) per day. For the full-year 2005, Unocal expects net production to average approximately 440,000 BOE per day, up 2 percent from the previous forecast.

Operating highlights
--------------------
       Unocal also provided an update on two exploration wells in the Gulf of Mexico and a recent farm-in in the Black Sea. Unocal is currently drilling the Knotty Head well, located in Green Canyon block 512. The well has encountered more than 300 feet of apparent hydrocarbon pay in a secondary objective based on measured-while-drilling logs. The well is currently at 29,670 feet and has yet to penetrate the primary objective in the Lower Miocene section. The well is planned for a total depth of 32,500 feet.

       Unocal has a 25 percent working interest in Knotty Head. Co-owners include Nexen Petroleum Offshore U.S.A. Inc., a wholly owned subsidiary of Nexen Inc. (NYSE: and TSX: NXY, 25%), BHP Billiton (25%) and Anadarko Petroleum Corporation (NYSE: APC, 25%). Nexen Petroleum Offshore U.S.A. Inc. is the operator.

       The Chilkoot well, located in Green Canyon block 320, has been considered non-commercial based on results to date. Unocal expects to record a $6 million pretax charge in connection with the well in 2Q 2005. The well was drilled to 32,023 feet measured depth. Unocal has a 23.34 percent working interest. Co-venturers include Kerr-McGee Oil & Gas Corporation (NYSE: KMG, 33.33%), who is the operator, Devon Louisiana Corporation (NYSE: DVN, 20.00%), Plains Exploration & Production Company (NYSE: PXP, 13.33%) and Dominion Exploration & Production, Inc. (NYSE: D, 10.00%).

       A Unocal subsidiary has also entered into a farm-in agreement for acreage held by BP in the Turkey and Georgia sections of the Eastern Black Sea. Subject to government approvals, Unocal will acquire a 25-percent working interest in Turkish block 3534 and a 10-percent working interest in Georgia blocks APC-IIA, IIB and III.

       The prospects are in deep water (2,100 to 5,500 feet).

       BP plans to spud an exploration well on one of the prospects in Turkey in the third quarter 2005. Unocal expects its share of capital expenditures for the Black Sea venture to be approximately $50 million in 2005.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

Forward-Looking Statements
--------------------------
This news release contains forward-looking statements about matters such as estimated adjusted after-tax earnings, drilling, development and other plans for future operations, charges to earnings, and production rates and timing. A lthough these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including Unocal's pending merger with Chevron; volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed or furnished by Unocal with the U.S. Securities and Exchange Commission
(SEC).

Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Supplemental Non-GAAP Financial Measure
---------------------------------------
The news release includes a "non-GAAP financial measure" as defined under SEC regulations. Adjusted after-tax earnings are defined as net earnings excluding special items and cumulative effects of accounting changes.

Special items represent certain significant matters which positively or negatively impact net earnings and that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance.

Adjusted after-tax earnings are not a substitute for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from this non-GAAP measure do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

                                      #####